                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE




          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)_____




                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                                 22-1147033
        (Jurisdiction of Incorporation or                     (I.R.S. Employer
     Organization if not a U.S. National Bank)               Identification No.)


301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA              28288-0630
     (Address of Principal Executive Offices)                    (Zip Code)


                                DIME BANCORP, INC
                                (Name of Obligor)

                    DELAWARE                                     11-3197414
            (State of Incorporation)                          (I.R.S. Employer
                                                             Identification No.)

        589 FIFTH AVENUE, NEW YORK, NY                             10017
    (Address of Principal Executive Offices)                     (Zip Code)


                                 DEBT SECURITIES
                         (Title of Indenture Securities)

                                     GENERAL

ITEM 1. GENERAL INFORMATION.

      Furnish the following information as to the trustee:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

            Comptroller of the Currency, Washington, D.C.
            Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

      Furnish the following information as to each class of voting securities of the trustee:

            COL. A                                       COL. B
            ------                                       ------
        Title of Class                             Amount Outstanding

        Not applicable

ITEM 4. TRUSTEESHIP UNDER OTHER INDENTURES:

      If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

      Not Applicable

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

      Not Applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

      IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

      Not Applicable

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

  COL. A             COL. B            COL. C                 COL. D.
  ------             ------            ------                 -------
                                                       PERCENTAGE OF VOTING
                                    AMOUNT OWNED       SECURITIES REPRESENTED
NAME OF OWNER    TITLE OF CLASS     BENEFICIALLY      BY AMOUNT GIVEN IN COL. C

Not Applicable

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

      FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

   COL. A            COL. B            COL. C                 COL. D.
   ------            ------            ------                 -------
                                                        PERCENTAGE OF VOTING
                                    AMOUNT OWNED       SECURITIES REPRESENTED
NAME OF OWNER    TITLE OF CLASS     BENEFICIALLY      BY AMOUNT GIVEN IN COL. C

Not Applicable

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

      FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR THE OBLIGATIONS IN DEFAULT BY THE TRUSTEE.

   COL. A              COL. B                    COL. C                  COL. D.
   ------              ------                    ------                  -------

                     WHETHER THE        AMOUNT OWNED BENEFICIALLY    PERCENT OF CLASS
                    SECURITIES ARE        OR HELD AS COLLATERAL       REPRESENTED BY
                 VOTING OR NON VOTING   OBLIGATIONS IN DEFAULT BY   AMT GIVEN IN COL C
                                                TRUSTEE
Not Applicable


ITEM 9. SECURITIES OF THE UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

      IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

--------------------------------------------------------------------------------
    COL. A.          COL. B.              COL. C.                  COL. D.
--------------------------------------------------------------------------------
                                  AMOUNT OWNED BENEFICIALLY    PERCENT OF CLASS
    NAME OF                         OR HELD AS COLLATERAL       REPRESENTED BY
  ISSUER AND         AMOUNT        SECURITY FOR OBLIGATIONS     AMOUNT GIVEN IN
TITLE OF CLASS     OUTSTANDING      IN DEFAULT BY TRUSTEE           COL. C.
--------------------------------------------------------------------------------

Not applicable


ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

--------------------------------------------------------------------------------
    COL. A.        COL. B.             COL. C.                   COL. D.
--------------------------------------------------------------------------------
                               AMOUNT OWNED BENEFICIALLY     PERCENT OF VOTING
    NAME OF                      OR HELD AS COLLATERAL          SECURITIES
  ISSUER AND       AMOUNT       SECURITY FOR OBLIGATIONS   REPRESENTED BY AMOUNT
TITLE OF CLASS   OUTSTANDING     IN DEFAULT BY TRUSTEE        GIVEN IN COL. C.
--------------------------------------------------------------------------------

Not Applicable


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

      IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

--------------------------------------------------------------------------------
   COL. A.           COL. B.               COL. C.                  COL. D.
--------------------------------------------------------------------------------
                                   AMOUNT OWNED BENEFICIALLY    PERCENT OF CLASS
   NAME OF                           OR HELD AS COLLATERAL       REPRESENTED BY
  ISSUER AND         AMOUNT         SECURITY FOR OBLIGATIONS    AMOUNT GIVEN IN
TITLE OF CLASS     OUTSTANDING       IN DEFAULT BY TRUSTEE           COL. C.
--------------------------------------------------------------------------------

Not Applicable

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

      EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

--------------------------------------------------------------------------------
      COL. A.                            COL. B.                       COL. C.
--------------------------------------------------------------------------------
NATURE OF INDEBTEDNESS              AMOUNT OUTSTANDING                DATE DUE
--------------------------------------------------------------------------------

Not  Applicable

ITEM 13. DEFAULTS BY THE OBLIGOR.

      (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      None

      (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      None

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

      IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      Not Applicable

ITEM 15. FOREIGN TRUSTEE.

      IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not Applicable

ITEM 16. LISTS OF EXHIBITS.

      1*    -COPY OF ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

      2     -NO CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS IS
             FURNISHED SINCE THIS AUTHORITY IS CONTAINED IN THE ARTICLES OF ASSOCIATION OF THE TRUSTEE.

      3*    -COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE
             TRUST POWERS.

      4*    -COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, AS NOW IN EFFECT.

      5     -NOT APPLICABLE.

      6     -THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321 (B) OF THE ACT.

      7*    -A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED
             PURSUANT TO THE LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

      8     -NOT APPLICABLE

      9     -NOT APPLICABLE


----------
* EXHIBITS THUS DESIGNATED HAVE HERETOFORE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, HAVE NOT BEEN AMENDED SINCE FILING AND ARE INCORPORATED HEREIN BY REFERENCE (SEE EXHIBIT T-1 REGISTRATION NUMBER 333-79101).

      IN ANSWERING ANY ITEM IN THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION WHICH RELATES TO MATTERS PECULIARLY WITHIN THE KNOWLEDGE OF THE OBLIGOR OR OF ITS DIRECTORS OR OFFICERS, OR AN UNDERWRITER FOR THE OBLIGOR, THE UNDERSIGNED, FIRST UNION NATIONAL BANK, HAS RELIED UPON INFORMATION FURNISHED TO IT BY THE OBLIGOR OR SUCH UNDERWRITER.

                                    SIGNATURE


      PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939 THE TRUSTEE, FIRST UNION NATIONAL BANK, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF MORRISTOWN, AND STATE OF NEW JERSEY, ON THE 28TH DAY OF MAY, 1999.


                                        FIRST UNION NATIONAL BANK
                                        (TRUSTEE)




(CORPORATE SEAL)
                                        BY: /S/ STEPHANIE ROCHE
                                            ------------------------------
                                            VICE PRESIDENT

                                   EXHIBIT T-6


                               CONSENT OF TRUSTEE


      PURSUANT TO THE REQUIREMENTS OF SECTION 321 (B) OF THE TRUST INDENTURE ACT OF 1939, AND IN CONNECTION WITH THE PROPOSED ISSUE OF DIME BANCORP, INC., WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.


                                        FIRST UNION NATIONAL BANK



                                        BY: /S/ STEPHANIE ROCHE
                                            ------------------------------
                                            VICE PRESIDENT






MORRISTOWN, NJ
MAY 28, 1999